EXHIBIT 99.1

Jameson Inns, Inc.                                                                                           PRESS RELEASE
8 Perimeter Center East, Suite 8050     Atlanta, Georgia 30346     (770) 901-9020     FAX (770) 901-9550

FOR IMMEDIATE RELEASE

January 23, 2003

Contact:	Craig R. Kitchin
President and Chief Financial Officer
(770) 901-9020
ckitchin@jamesoninns.com

Jameson Inns Announces Fourth Quarter Common Dividend

Atlanta, GA, January 23/PRNewswire/ — Jameson Inns, Inc. (NASDAQ: JAMS), today announced that its Board of Directors has declared the Company’s regular quarterly cash dividend of $.05 per share on its common stock for the fourth quarter ended December 31, 2002. The dividend is payable on February 20, 2003 to shareholders of record as of February 4, 2003.

Jameson Inns, Inc. is a real estate investment trust (REIT) that owns the Jameson Inn and Signature Inn limited-service hotel properties. For more information, visit the company’s website at www.jamesoninns.com.